Exhibit 10.1
                                                         Employment Agreement




                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT, executed as of the 30th day of January, 2002 by and between DSET Corporation, a New Jersey corporation with its principal place of business at 1160 US Highway 22, Bridgewater, New Jersey 08807 (the "Company"), and Binay Sugla (the "Employee").

                                   WITNESSETH:

     WHEREAS, the Company desires to secure the employment of the Employee in accordance with the provisions of this Agreement; and

     WHEREAS, the Employee desires and is willing to accept employment with the Company in accordance herewith.

     NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Condition Precedent. It is a condition precedent to the effectiveness of this Employment Agreement, that the Company and ISPSoft, Inc, ("ISPSoft") with whom the Employee is presently engaged, consummate the merger (the "Merger") as set forth in that certain merger agreement executed between the Company and ISPSoft dated June 26, 2001, as amended from time to time (the "Merger Agreement"). This Employment Agreement shall be effective as of the Closing (as defined in the Merger Agreement and referred to herein as the "Effective Date"). As a further condition to employment, the Employee agrees to execute all other standard and reasonable Company employment documentation including, without limitation, the Confidentiality Agreement, a copy of which is attached as Exhibit A.

     2. Term. The Company hereby agrees to employ the Employee and the Employee hereby agrees to serve the Company pursuant to the terms and conditions of this Agreement as President of the Company, or in a position at least commensurate therewith in all material respects, for a term commencing upon the Effective Date hereof and expiring on the first anniversary thereof, provided that, on or before the Effective Date, the Employee is elected to such office, or a comparable or higher office. If the Employee is not elected to such office by the Effective Date, the Employee's employment hereunder shall forthwith terminate and the Company shall be obligated to compensate the Employee in accordance with Section 7(b) of this Agreement. Upon the expiration of such one-year term, this Agreement will be renewed automatically for successive one-year periods unless either party gives written notice (the "Notice") of non-renewal at least ninety (90) days prior to the date on which the Employee's employment would otherwise end; provided that the Company may only terminate this Agreement upon the vote of and notice given by the then current Board of Directors.

     3. Positions and Duties. The Employee's duties hereunder shall be those which shall be prescribed from time to time by the Chief Executive Officer or the Board of Directors of the Company (the "Board of Directors") in accordance with the By-laws of the Company and shall include such executive duties, powers and responsibilities as assigned and directed by the Chief Executive Officer or the Board of Directors, but shall include, at a minimum, business strategy, business development, technical vision, product development and budgeting responsibilities for the Company. The Employee will hold, in addition to the office of President of the Company, such other executive offices in the Company and its subsidiaries to which he may be elected, appointed or assigned by the Chief Executive Officer or the Board of Directors from time to time and will discharge such executive duties in connection therewith. The Employee shall devote his full working time, energy and skill (reasonable absences for vacations and illness excepted), to the business of the Company as is necessary in order to perform such duties faithfully, competently and diligently; provided, however, that notwithstanding any provision in this Agreement to the contrary, the Employee shall not be precluded from devoting reasonable periods of time required for serving as a member of boards of companies or organizations which have been approved by the Chief Executive Officer or the Board of Directors so long as such memberships or activities do not interfere with the performance of the Employee's duties hereunder. Notwithstanding anything to the contrary herein, the Employee's employment with the Company may be terminated by the Company only with the written consent of the then current Board of Directors.

     4. Compensation. During the term of this Agreement, the Employee shall receive, for all services rendered to the Company hereunder, the following (hereinafter referred to as "Compensation"):

          (a) Base Salary. For the term hereof, the Employee shall be paid an annual base salary equal to two hundred seven thousand dollars ($207,000) The Employee's annual base salary shall be payable in equal installments in accordance with the Company's general salary payment policies but no less frequently than monthly. Such base salary shall be reviewed, and any increases in the amount thereof shall be determined by the Chief Executive Officer, the Board of Directors or the Compensation Committee of the Board of Directors no sooner than January 2003 and at each year thereafter, during the term hereof.

          (b) Bonuses. The Employee shall be eligible for quarterly performance bonuses of forty-eight thousand three hundred seventy-five dollars
     ($48,375), forty-eight thousand three hundred seventy-five dollars ($48,375), twenty-nine thousand two hundred fifty dollars ($29,250) and twenty-nine thousand two hundred fifty dollars ($29,250) in each of the First, Second, Third and Fourth Quarters of 2002, respectively. The amount of such bonuses paid, if any, shall be solely within the discretion of the Board of Directors or the Compensation

     Committee of the Board of Directors and shall be based upon the respective performances of the Company and the Employee as compared to quarterly objectives established by the Chief Executive Officer, Board of Directors or the Compensation Committee of the Board of Directors. Such quarterly bonuses, if any, shall be decided upon and paid (if applicable) within 45 days after the end of the applicable fiscal quarter of the Company.

          (c) Incentive Compensation. The Employee shall be eligible for awards from the Company's incentive compensation plans, including without limitation any stock option plans, applicable to all high-level executive officers of the Company or to key employees of the Company or its subsidiaries, in accordance with the terms thereof and on a basis commensurate with his position and responsibilities. Nothing contained herein shall prevent the Company from giving individual benefits to the Employee or any other employee of the Company.

          (d) Benefits. The Employee and his "dependents," as that term may be defined under the applicable benefit plan(s) of the Company, shall be included, to the extent eligible thereunder, in any and all plans, programs and policies which provide benefits for employees and their dependents.
     Such plans, programs and policies may include health care insurance, long-term disability plans, life insurance, supplemental disability insurance, supplemental life insurance, 401k plan, holidays and other similar or comparable benefits made available to the Company's employees.

          (e) Expenses. Subject to and in accordance with the Company's policies and procedures, the Employee hereby is authorized to incur, and, upon presentation of itemized accounts, shall be reimbursed by the Company for, any and all reasonable and necessary business-related expenses, which expenses are incurred by the Employee on behalf of the Company or any of its subsidiaries.

     5. Absences. The Employee shall be entitled to four weeks of vacation, absences because of illness or other incapacity, and such other absences, whether for holiday, personal time, or for any other purpose, as set forth in the Company's employment manual or current procedures and policies, as the case may be, as same may be amended from time-to-time.

     6. Definitions for Use with Termination. The following definitions are applicable for this Agreement:

          (a) For purposes of this Agreement, "Cause" shall mean (i) willful misconduct by the Employee in connection with his employment, including, but not limited to, misappropriating any funds or property of the Company, attempting to willfully obtain any personal profit from any transaction in which the Employee has an interest which is adverse to the interests of the Company, or any other intentional act or omission which substantially impairs the Company's ability to conduct its ordinary business in its usual manner, (ii) the failure of the Employee to perform his duties or to follow the reasonable directions of the Chief Executive Officer or the Board of Directors of the Company within ten (10) business days after receipt by the Employee of written notice of such failure, (iii) the Employee's conviction of, or plea of nolo contendre to, any crime constituting a felony under the laws of the United States or any State thereof, or any crime constituting a misdemeanor under any such law involving moral turpitude, or (iv) material breach by the Employee of any provision of any confidentiality, invention assignment, non-competition or non-solicitation agreement with the Company, which breach shall not have been cured by the Employee within ten (10) days of receipt of written notice of said breach.

          (b) The term "Change in Control" as used in this Agreement shall mean the first to occur of any of the following:

                    (i) The effective date or date of consummation of any transaction or series of transactions (other than a transaction to which only the Company and one or more of its subsidiaries are parties) pursuant to which the Company:

                         (1) becomes a subsidiary of another corporation, or

                         (2) is  merged  or  consolidated  with or into  another
                    corporation, or

                         (3) engages in an exchange of shares with another corporation, or

                         (4) transfers, sells or otherwise disposes of all or substantially all its assets to a single purchaser (other than the Employee), or a group of purchasers (none of whom is the Employee);

          provided, however, that this Subsection (i) shall not be applicable to a transaction or series of transactions in which a majority of the capital stock of the other corporation, following such transaction or series of transactions, is owned or controlled by the holders of a majority of the Company's outstanding capital stock immediately before such sale, transfer or disposition.

                    (ii) The date upon which any person, (other than the Employee), group of associated persons acting in concert (none of whom is the Employee) or corporation becomes a direct or indirect beneficial owner of shares of stock of the Company representing an aggregate of more than fifty percent (50%) of the votes then entitled to be cast at an election of directors of the Company; provided however, that this Subsection (b) shall not be applicable to a transaction or series of transactions in which the entity acquiring such ownership in excess of fifty percent (50%) is a person or entity who is eligible, pursuant to Rule 13d-1(b) under the Securities Exchange Act of 1934, as amended, to file a statement on Schedule 13G with respect to its beneficial ownership of the Company's capital stock, whether or not such person or entity shall have filed a schedule 13G, unless such person or entity shall have filed a Schedule 13D with respect to beneficial ownership of fifteen (15%) or more of the Company's capital stock; and provided, further, that the acquisition of shares in a bona fide public offering or private placement of securities by an investor who is acquiring such shares for passive investment purposes only shall not constitute a "Change in Control."

                    (iii) The date upon which the  persons  who were  members of the Board of Directors of the Company as of the Effective Date (the "Original Directors") cease to constitute a majority of the Board of Directors; provided, however, that any new Director whose nomination or selection has been approved by the affirmative vote of at least three of the Original Directors then in office shall also be deemed an Original Director.

          (c) For purposes of this Agreement, the term "Good Reason" shall mean:

                    (i) Material  breach of any  provision of this  Agreement by the Company, which breach shall not have been cured by the Company within thirty (30) days of receipt of written notice of such breach;

                    (ii) Failure by the Company to maintain the Employee in a position commensurate with that referred to in Section 3 of this Agreement;

                    (iii) The assignment to the Employee of any duties materially inconsistent with the Employee's position, authority, duties or responsibilities as contemplated by Section 3 of this Agreement, or any other action by the Company which results in a material diminution of the Employee's benefits and compensation as set forth in Section 4 hereof or of Employee's position, authority, duties or responsibilities as contemplated by Section 3 of this Agreement, excluding for this purpose any isolated action not taken in bad faith and which is promptly remedied by the Company after receipt of notice thereof given by the Employee;

                    (iv) Employee's removal as a member of the Board of Directors other than by reason of Employee's (a) resignation, (b) failure or inability to perform the duties required as a member of the Board of Directors, (c) Cause or (d) failure of the Company's shareholders to elect Employee to such position; or

                    (v) Relocation of the Employee's Company office of more than
               50 miles from the Employee's immediately preceding Company office.

     Nothing in this definition of Good Reason shall prevent Company from assigning Employee additional roles and responsibilities included but not limited to those of the President; provided, however, that such additional roles and responsibilities are commensurate with those of a senior officer of similarly situated companies.

          7. Compensation in the Event of Termination. In the event that the Employee's employment pursuant to this Agreement terminates prior to the end of the term of this Agreement the Company shall pay the Employee compensation as set forth below:

               (a) Termination Surrounding a Change in Control. In the event that the employee is terminated during the two-year period following a Change in Control:

               1. Other than for Cause; or

               2. By the Employee as a result of, or within 30 days of the following:

                    (i) a reduction in his rate of regular compensation from the
               Company to an amount below the rate of his regular compensation as in effect immediately prior to the Change in Control;

                    (ii) a requirement that the Employee  relocate to a location more than fifty (50) miles from the Employee's current office location with the Company immediately prior to the Change in Control; or

                    (iii) a change in duties or job responsibilities  from those as in effect immediately prior to the Change in Control, which change results in the material diminution of the Employee's status, authority and duties, except for such subordination in duties or job responsibilities as may normally be required due to the Company's change from an independent business entity to being a subsidiary or division of another corporate entity;

then (1) all options and/or warrants then held by the Employee to purchase equity of the Company (or any successor or assign of the Company) shall become fully vested and fully exercisable and (2) any stock held by the Employee that is subject to a right of repurchase in favor of the Company shall become fully vested and the right of repurchase shall lapse in its entirety. In such event, the Employee may exercise such options and/or warrants for a period of ninety
(90) days from the date of such termination.

          (b) Severance. If the Employee's employment with the Company is terminated (whether or not in connection with a Change in Control) either:

               1. By the Company for no reason or for any reason other than Cause;

               2. By the death or disability of the Employee;

               3. By the Employee for Good Reason; or

               4. By the Employee, in the event that Employee is not elected to the position of President of the Company, or a comparable or higher office (other than for Cause),

then the Company shall pay the Employee (or his estate or personal representative) an amount equal to twelve times the average of the Employee's total monthly compensation (salary, bonus and commissions, as applicable) for the twelve months immediately prior to the termination (the "Severance Payment"). Such Severance Payment shall be paid in equal monthly installments on the first business day of each month over the twelve-month period following termination, provided, however, that in the event the Employee's employment is so terminated on or before the first anniversary of this Agreement, the Severance Payment shall equal three hundred twenty-four thousand dollars
($324,000). Additionally, if the Employee (or his estate or personal representative) elects to receive any medical or dental benefits pursuant to COBRA during the twelve months following such termination, the Company shall reimburse the costs of such benefits to the Employee (or pay the COBRA premium directly, at the Company's sole option). Employee (or his estate or personal representative) shall also be entitled to receive from the Company, for the twelve months following such termination, the life benefits previously received by the Employee, at the cost of the Company. In the event that the Employee's continued participation in any such plans for such period is not possible under the general terms and provisions thereof, the Company shall pay to the Employee benefits which are substantially similar in content and value to those which the Employee was entitled under such plans or programs for such period. The Company may withhold from any such severance compensation any federal, state, city, county or other taxes.

Notwithstanding the foregoing, nothing shall prevent the Company from terminating the Employee for Cause or not electing the Employee for Cause, and in either such case the Company shall not be required to provide the compensation outlined in this Section 7 (b).

               (c) Termination of 401K Matching. In the event of any termination of the employment of the Employee with the Company for any reason, whether by the Company or by the Employee, the obligation of the Company to match 401K contributions, if any, shall terminate.

               (d) Full Settlement. The Employee understands and agrees that the acceleration of options and warrants pursuant to Section 7(a) of this Agreement and any severance payment pursuant to Section 7(b) of this Agreement if any, shall constitute the full settlement of any claim under law or equity that the Employee might otherwise assert against the Company, or any of its employees, officers or directors on account of the Employee's termination and the Employees agrees to execute a valid general release as a condition to receiving any severance payments or accelerated options or warrants. This Agreement shall supersede any obligation the Company may have with respect to the Employee pursuant to any employment contract or other agreement relating to the prescribed benefits. This Agreement contains the entire agreement of the parties concerning the subject matter hereof and supersedes any prior agreement between the Company and the Employee concerning the subject matter hereof.

          8. Effect of Termination. In the event of expiration or early termination of this Agreement as provided herein, neither the Company nor the Employee shall have any remaining duties or obligations hereunder except that:

               (a) The Company shall:

                    (1) Pay the  Employee's  accrued  and unpaid  salary and any other accrued and unpaid benefits under Section 4 hereof;

                    (2) Reimburse the Employee for expenses  already incurred in accordance  with Section 4(e) hereof;

                    (3) To the extent required by law, pay or otherwise  provide for any benefits, payments or continuation or conversion rights in accordance with the provisions of any benefit plan of which the Employee or any of his dependents is or was a participant; and

                    (4) Pay the Employee or his  beneficiaries  any compensation due pursuant to Section 7 hereof after the Employees has executed a valid general release; and

               (b) The Employee shall remain bound by the terms of the Confidentiality Agreement.

          9. Waiver. The waiver by a party hereto of any breach by the other party hereto of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by a party hereto.

          10. Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company, and the Company shall be obligated to require any successor to expressly assume its obligations hereunder. This Agreement shall inure to the benefit of and be enforceable by the Employee or his legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. The Employee may not assign any of his duties, responsibilities, obligations or positions hereunder to any person and any such purported assignment by him shall be void and of no force and effect.

          11. Notices. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing, and if personally delivered or when sent by first class certified or registered mail, postage prepaid, return receipt requested--in the case of the Employee, to his residence address as set forth below, and in the case of the Company, to the address of its principal place of business as set forth below, in care of the Chief Executive Officer or the Board of Directors--or to such other person or at such other address with respect to each party as such party shall notify the other in writing.

          12. Construction of Agreement.

               (a) Governing Law; Jurisdiction. This Agreement shall be governed by and its provisions construed and enforced in accordance with the internal laws of the State of New Jersey without reference to its principles regarding conflicts of law. Any claim by either of the parties to this Agreement arising under or in connection with this Agreement must be brought in a state or federal court located in the State of New Jersey.

               (b) Severability. In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               (c) Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement.

               (d) Effect on Other Agreements. The parties agree that, so long as this Agreement is in effect, the terms of this Agreement shall supersede Section 1.1 of the Confidentiality Agreement.

          13. Entire Agreement. This Agreement, together with the Confidentiality Agreement, contains the entire agreement of the parties concerning the Employee's employment and all promises, representations, understandings, arrangements and prior agreements, including without limitation all offer letters and side letters, on such subject are merged herein and superseded hereby. The provisions of this Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of any amendment, modification, repeal, waiver, extension or discharge is sought. No person acting other than pursuant to a resolution of the Board of Directors shall have authority on behalf of the Company to agree to amend, modify, repeal, waive, extend or discharge any provision of this Agreement or anything in reference thereto or to exercise any of the Company's rights to terminate or to fail to extend this Agreement.

                                  * * * * * * *

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and attested by its duly authorized officers, and the Employee has set his hand, all as of the day and year first above written.

ATTEST:                                DSET CORPORATION



/s/ Bruce M. Crowell                   By: /s/ William P. McHale
----------------------------              -------------------------------------
Bruce M. Crowell, Secretary               William P. McHale, Jr., Chairman of
                                          the Board and Chief Executive Officer


                                       Address: 1160 US Highway 22
                                                Bridgewater, New Jersey 08807


WITNESS:                               EMPLOYEE



/s/ Patricia A. DiCuollo               /s/ Binay Sugla
----------------------------           -----------------------------------------
                                       Binay Sugla


                                       Address: 161 Van Brackle Road
                                                Aberdeen, NJ  07747

                                    Exhibit A

                            Confidentiality Agreement


THIS AGREEMENT made between DSET CORPORATION, ("Employer"), with its principal place of business at 1160 U.S. Highway 22 Bridgewater, New Jersey, 08807 and Binay Sugla ("Employee"), residing at 161 Van Brackle Road, Aberdeen, NJ 07747. IN CONSIDERATION of the employment or continued employment of the Employee by Employer, it is agreed at follows:


1.   Duties and Extent of Services.

1.1 The Employer hereby employs the Employee as an at-will employee. The Employee's employment may be terminated at any time, for any reason, by the Employer or by the Employee unless there is a separate written Agreement setting forth a specific term signed by the Chief Executive Officer. Employee may terminate his employment by providing two (2) weeks notice. The Employer will attempt to offer similar notice to the Employee in the event of termination if the termination is without cause. If the termination is with cause as determined by the Employer, the Employer will not be required to give notice of termination.

1.2 Employee hereby agrees during the term of Employment not to engage in any activity or investment (other than an investment of less than one percent (1.0%) of the shares of a company traded on a registered stock exchange), that (a) conflicts with Employer's business interests, including without limitation, any business activity in which Employer actually enters or makes plans to enter during the term of this Agreement, (b) occupies Employee's attention so as to interfere with the proper and efficient performance of his duties at Employer, or (c) interferes with the independent exercise of his judgment in Employer's best interests. As used herein, Employer's business means developing, supplying and maintaining communications software related electronic-bonding gateways and Internet Protocol provisioning, activation and management solutions on a worldwide basis.

2.   Non-Disclosure of Confidential Information

2.1 The Employee agrees,  during the term of employment and for a period of five
(5) years thereafter, to keep confidential all information provided to Employee relating to his employment or otherwise provided by Employer, including any such information and material relating to any customer, vendor, licensor, licensee, or other party transacting business with Employer or other personnel of Employer, and not to release, use or disclose the same except with the prior written permission of Employer. Notwithstanding the foregoing, the restrictions set forth in this Section 2.1 shall not apply to information that (i) is or becomes (through no improper action or inaction by the Employee) generally available to the public, or (ii) was rightfully disclosed to Employee by a third party without restriction. In addition, the Employee may make disclosures required by law or court order provided the Employee uses diligent reasonable efforts to limit disclosure and to obtain confidential treatment or a protective order and has allowed the Employer to participate in the proceeding.

2.2 The Employee further agrees to consider all software programs, algorithms, computer processing systems, techniques and processes with which the Employee becomes familiar as an Employee of Employer to be confidential and the exclusive property of the Employer which will not be converted or disclosed to anyone for any purpose whatever. All records, files, software programs, processed, procedures, internal data structures, memoranda, reports, price lists, customer lists, training manuals, drawings, plans, sketches, documents, equipment, and the like, relating to the business of Employer, which the Employee shall use, prepare or come in contact with, shall remain the sole property of Employer.

2.3 Employee will not disclose any such confidential or proprietary information received from any third party to anyone except as necessary in carrying out work for Employer and consistent with Employer's agreement with such third party. Employee will not use such information for the benefit of anyone other than Employer or such third party, or in any manner inconsistent with any agreement between Employer and such third party of which Employee is made aware.

2.4 The within undertakings shall survive the termination or cancellation of this Agreement or of the Employee's employment.

3.   Return of Materials

Employee agrees that upon request by Employer, and in any event upon termination of employment, Employee shall turn over to Employer all documents, papers or other material in his possession or under his control which may contain or be derived from Confidential Information, together with all documents, notes, other work product or other property of Employer, which is connected with or derived from Employee's services to Employer. Employee agrees that the Employee shall have no proprietary interest in any work product developed or used by Employee and arising out of his employment by Employer.

4.   Inventions

4.1 Employee agrees to assign, and hereby does assign to the Employer, its successors and assigns, all his rights to any copyrights, patents, patentable or copyrightable materials, ideas, trade secrets or inventions which were made or conceived while Employee was employed or otherwise engaged by ISPSoft Inc. or the Employee may hereafter make or conceive, either solely or jointly with others, in the course of such employment, or with the use of the time, material or facilities of the Employer. The Employee agrees that any and all ideas, materials, trade secrets or inventions must be disclosed to the Employer and that the Employer may at its option release the rights to those ideas, trade secrets, materials and inventions. The Employee further agrees that, without charge to the Employer but at its expense, he/she will disclose such inventions or copyrightable material to the Employer as soon as practicable after they are conceived and executed; acknowledge and deliver, at the request of the Employer, all papers, including patent or copyright applications, which may be required to vest title thereto in or for obtaining patents on said inventions or registered copyrights in any and all countries, and to vest title thereto in the Employer, its successors or assigns, and do all other acts and things which may be necessary and proper in furtherance of these ends, the inventions and copyrights to remain the property of the Employer whether patented or not, or registered or not.

4.2 The Employee shall complete dated written records of any inventions assignable to the Employer under this agreement. Such records shall include notes, drawings and descriptions, and whatever else is necessary for a reviewer of such records to understand the nature of such inventions and how they can be utilized. In order that future disputes may not occur, all patents issued prior to date of Employee's employment with the Employer, are excluded from this Agreement, and all other inventions or copyrights, as well as software programs which were previously developed, which the Employee wishes to exclude therefrom have been listed in a separate writing and provided to Employer as an attachment to this Agreement.

5.   Non-Competition and Non-Solicitation

5.1 Employee agrees and covenants that Employee shall not, until the expiration of one (1) year after the termination of the employment relationship between Employer and Employee, directly or indirectly, engage in any business enterprise or employment, which is directly competitive with the products and/or service offerings of Employer. Employee shall not, directly or indirectly, solicit for employment or other engagement, nor allow any company or business organization directly or indirectly controlled or influenced by Employee to solicit for employment or other engagement, any person who is employed or engaged as a contractor or other business associate by Employer, provided that such restriction on solicitation shall not apply to an individual whose employment or other engagement with Employer has been terminated for a period of three months or longer.

5.2 Employee acknowledges that the restrictions imposed by this agreement are fully understood and will not preclude Employee from being gainfully employed following a termination of employment with Employer.

6.   Saving Provision

Employer and Employee agree and stipulate that the agreements and covenants not to compete contained in the preceding paragraph are fair and reasonable in light of all of the facts and circumstances of the relationship between Employee and Employer; however, Employee and Employer are aware that in certain circumstances courts have refused to enforce certain agreements not to compete. Therefore, in furtherance of and not in derogation of the provisions of the preceding paragraph Employer and Employee agree that in the event a court should decline to enforce the provisions of the preceding paragraph, that paragraph shall be deemed to be modified to restrict Employee's competition with Employer to the maximum extent, in both time and geography, which the court shall find enforceable; however, in no event shall the provisions of the preceding paragraph be deemed to be more restrictive to Employee than those contained therein.

7.   Injunctive Relief

7.1 The Employee acknowledges that disclosure of any Confidential Information or breach of any of the non-competitive covenants or agreements contained herein will give rise to irreparable injury to Employer or clients of Employer, inadequately compensable in damages. Accordingly, Employer or, where appropriate a client of Employer, may seek and obtain injunctive relief against the breach or threatened breach of the foregoing undertakings. The Employer shall further be entitled to an injunction restraining the Employee from disclosing, in whole or in part, the confidential information defined herein or from rendering any services to any person, firm, corporation, association or other entity to whom such confidential information, in whole or in part, has been disclosed or is threatened to be disclosed.

7.2 Nothing herein shall be construed as prohibiting Employer from pursuing any other legal remedies available to Employer for such breach or threatened breach, including the recovery of damages from the Employee.

8.   Enforceable

The provisions of this Agreement shall be enforceable notwithstanding the existence of any claim or cause of action of Employee against Employer whether predicated on this Agreement or otherwise.

9.   General Provisions

9.1 No Waiver. The failure of Employer to terminate this Agreement for the breach of any condition or covenant herein by the Employee shall not affect Employer's right to terminate for subsequent breaches of the same or other conditions or covenants. The failure of either party to enforce at any time or for any period of time any of the provisions of this Agreement shall not be construed as a waiver of such provisions or of the right of the party thereafter to enforce each and every such provision.

9.2 Notices. Any notice hereby required or permitted to be given shall be sufficiently given if in writing and mailed by registered or certified mail, postage prepaid, to either party at the address of such party set forth above at such other address as shall have been designated by written notice by such party to the other party.

9.3 Entire Contract. This Agreement and that certain Employment Agreement by and between the Employer and the Employee dated as of the date hereof (the "Employment Agreement") shall constitute the entire contract between the parties and supersedes all existing agreements between them, whether oral or written, with respect to the subject matter hereof. In the event there is a conflict between this agreement and any provision in the ISPSoft Confidentiality Agreement, the Employment Agreement shall control. No change, modification or amendment of this Agreement shall be of any effect unless in writing signed by the Employee and by the Chief Executive Officer.

9.4 Governing Law and Exclusive Jurisdiction. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New Jersey. The parties hereby consent to the exclusive jurisdiction of the state and federal courts located within the state of New Jersey for the resolution of all disputes arising under this Agreement.

9.5 Severability. Should any provision of this Agreement not be enforceable in any jurisdiction, the remainder of the Agreement shall not be affected thereby.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first below written:

BY:  DSET Corporation                  BINAY SUGLA

/s/ William P. McHale                  /s/ Binay Sugla
----------------------                 -------------------------
(signature)                            (signature)


William P. McHale                      1/30/2002
----------------------                 -------------------------
(Print Name)                           (Date)

President, CEO
----------------------
(Title)

1/30/02
----------------------
(date)